Exhibit 10.13

EXECUTION VERSION

INCREMENTAL AMENDMENT NO. 1

INCREMENTAL AMENDMENT NO. 1, dated as of January 26, 2017 (this “Amendment”), among Leslie’s Poolmart, Inc., a Delaware corporation (the “Borrower”), Leslie’s Holdings, Inc., a Delaware corporation (“Holdings”), each of the other Guarantors listed on the signature pages hereto, Nomura Corporate Funding Americas, LLC, as administrative agent (in such capacity, the “Administrative Agent”) and the Amendment No. 1 Incremental Lender (as defined below) to the Term Loan Credit Agreement, dated as of August 16, 2016 (as amended, supplemented, or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, the Borrower has hereby notified the Administrative Agent pursuant to Section 2.18(1) of the Credit Agreement, that it is requesting the establishment of an Incremental Facility;

WHEREAS, pursuant to Section 2.18(5) of the Credit Agreement, the Borrower may obtain Incremental Term Loans in respect of any Incremental Facility by, among other things, entering into one or more Incremental Facility Amendments in accordance with the terms and conditions of the Credit Agreement;

WHEREAS, the Borrower has requested that (a) the Person set forth on Schedule I hereto (the “Amendment No. 1 Incremental Lender”) make Incremental Term Loans to the Borrower in a single drawing on the Amendment No. 1 Effective Date (as defined below) in the aggregate principal amount of $50,000,000 under an Incremental Facility (the “Amendment No.1 Incremental Facility” and the loans thereunder, the “Amendment No. 1 Incremental Term Loans”), which will be used by the Borrower to (i) pay a portion of the purchase price due under that certain Agreement and Plan of Merger, dated as of January 13, 2017, by and among Bubbles Buyer, Inc. (“Bubble Buyer”), Bubbles Merger Sub, Inc. (“Bubble Merger Sub”) and Holdings (the “Acquisition Agreement”) and (ii) pay related fees and expenses in connection therewith (together, with the establishment of the Amendment No. 1 Incremental Facility and the effectiveness of Section 1 of this Amendment, the “Amendment No. 1 Transactions”), and (b) after giving effect to the funding of the Amendment No. 1 Incremental Term Loans on the Amendment No. 1 Effective Date, the Credit Agreement will be amended as set forth herein;

WHEREAS, the Amendment No. 1 Incremental Term Loans shall form part of the same Class of Term Loans as the Tranche B Term Loans outstanding under the Credit Agreement immediately prior to the effectiveness of Section 1 of this Amendment on the Amendment No. 1 Effective Date (the “Original First Lien Term Loans”);

WHEREAS, (i) this Amendment shall constitute an “Incremental Facility Amendment” as set forth in Section 2.18(5) of the Credit Agreement, (ii) the Amendment No. 1 Incremental Lender shall constitute a “Lender” under the Credit Agreement, (iii) the Amendment No. 1 Incremental Facility shall constitute an “Incremental Facility” under the Credit Agreement, and (iv) the Amendment No. 1 Incremental Term Loan shall be an “Incremental Term Loan” and a “Tranche B Term Loan” for all purposes of this Amendment, the Credit Agreement and the other Loan Documents; and

WHEREAS, subject to the satisfaction of the conditions set forth in Section 3 of this Amendment, the Amendment No. 1 Incremental Lender will make the Amendment No. 1 Incremental Term Loan to the Borrower in the amount set forth on Schedule I to this mendment on the Amendment No. 1 Effective Date;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendments to the Credit Agreement.

Effective as of the Amendment No. 1 Effective Date, the Credit Agreement is hereby amended as follows:

(a) The following defined terms shall be added to Section 1.01 of the Credit Agreement in alphabetical order:

“Acquisition Agreement” has the meaning assigned to such term in Amendment No. 1.

“Amendment No. 1” means that certain Incremental Amendment No. 1, dated as of January 26, 2017, to this Agreement.

“Amendment No. 1 Arranger” means Nomura Securities International, Inc., as sole lead arranger and sole bookrunner for Amendment No. 1.

“Amendment No. 1 Acquisition” means the merger of Bubble Merger Sub, Inc. with and into Holdings pursuant to the Acquisition Agreement.

“Amendment No. 1 Effective Date” means the date on which all conditions precedent set forth in Section 3(b) of Amendment No. 1 are satisfied.

“Amendment No. 1 Incremental Facility” means the amount of each Amendment No. 1 Incremental Lender’s commitment on the Amendment No. 1 Effective Date in respect of Amendment No. 1 Incremental Term Loans as set forth on Schedule I of Amendment No. 1. The amount of the Amendment No. 1 Incremental Facility is $50,000,000.

“Amendment No. 1 Incremental Lender” means the Person identified on Schedule I to Amendment No. 1.

“Amendment No. 1 Incremental Term Loans” means the Incremental Term Loans funded on the Amendment No. 1 Effective Date.

“Amendment No. 1 Transactions” means the establishment of the Amendment No. 1 Incremental Facility, the distribution of the net proceeds of the Amendment No. 1 Incremental Facility to or as directed by Holdings to pay a portion of the consideration in the Amendment No. 1 Acquisition, the consummation of the Amendment No. 1 Acquisition and the payment of related fees and expenses in connection therewith.

(b) The definition of “Arranger” in Section 1.01 of the Credit Agreement is hereby amended by adding “(including in its capacity as Amendment No. 1 Arranger)” at the end of such definition.

(c) The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended by adding “, Amendment No. 1”, immediately after “this Agreement” in such definition.

(d) The definition of “Tranche B Term Loan Commitments” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Tranche B Term Loan Commitments” means (1) with respect to each Lender on the Closing Date, the commitment of such Lender to make Tranche B Term Loans as set forth on Schedule 2.01 and (2) with respect to each Amendment No. 1 Incremental Lender on the Amendment No. 1 Effective Date, the commitment of such Lender to make Amendment No. 1 Incremental Term Loans as set forth on Schedule I to Amendment No. 1.

(e) The definition of “Tranche B Term Loans” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Tranche B Term Loans” means collectively, the term loans made to the Borrower (1) on the Closing Date pursuant to Section 2.01(1)(x) and (2) on the Amendment No. 1 Effective Date pursuant to Section 2.01(1)(y).

(f) Section 2.01(1) of the Credit Agreement is hereby amended by adding “(x)” to the beginning thereof.

(g) Section 2.01 of the Credit Agreement is hereby amended by adding the following paragraph (y) to such Section:

“(y) (i) Subject to the terms and conditions set forth herein, each Amendment No. 1 Incremental Lender severally agrees to make to the Borrower Amendment No. 1 Incremental Term Loans denominated in Dollars equal to such Amendment No. 1 Incremental Lender’s Tranche B Term Loan Commitment on the Amendment No. 1 Effective Date.

(ii) The Amendment No. 1 Incremental Term Loans shall have the same terms as the Term Loans that were funded on the Closing Date as set forth in this Agreement and the other Loan Documents before giving effect to Amendment No. 1, except as modified by Amendment No. 1; it being understood that the Amendment No. 1 Incremental Term Loans (and all principal, interest and other amounts in respect thereof) will constitute “Obligations” under this Agreement and the other Loan Documents and shall have the same rights and obligations under this Agreement and the other Loan Documents as the Term Loans funded on the Closing Date.”

(h) Section 2.06(1) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(1) The Borrower will repay to the Administrative Agent for the ratable account of the applicable Lenders with Tranche B Term Loans on the last Business Day of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending on or about March 31, 2017, in an amount equal to $2,150,314, which payments will be reduced as a result of the application of prepayments of Tranche B Term Loans in accordance with the order of priority set forth in Section 2.07 or 2.08, as applicable (each such date referred to as an “Original Term Loan Installment Date”).”

(i) Section 3.10 of the Credit Agreement is hereby amended by adding the following at the end thereof:

“The Borrower will use the proceeds of the Amendment No. 1 Incremental Term Loans on the Amendment No. 1 Effective Date to directly or indirectly finance the Amendment No. 1 Transactions.”

Section 2. Representations and Warranties.

Each of Holdings and the Borrower represents and warrants to the Amendment No. 1 Incremental Lenders as of the date hereof that:

(a) The representations and warranties in the Loan Documents were true and correct in all material respects on and as of the date of the Acquisition Agreement immediately prior to, and immediately after, the signing of the Acquisition Agreement; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they were true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language were true and correct (after giving effect to any qualification therein) in all respects.

(b) No Event of Default had occurred and was continuing on the date of the Acquisition Agreement or existed immediately after giving effect thereto.

Section 3. Conditions to Effectiveness.

(a) The effectiveness of this Amendment (other than Section 1 hereof) shall be subject to the Administrative Agent’s receipt of (which shall be facsimiles or electronic copies unless otherwise specified) the following:

(1) executed counterparts of this Amendment executed by the Amendment No. 1 Incremental Lenders and a Responsible Officer of the Borrower, Holdings and the other Guarantors;

(2) a certificate of a Responsible Officer of the Loan Parties dated the Amendment No. 1 Effective Date and certifying:

(i) that (A) attached thereto is a true and complete copy of the charter or other similar organizational document of such Loan Party, and each amendment thereto, certified (as of a date reasonably near the date hereof) as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which such Loan Party is organized or (B) there have been no amendments or modifications to the charter or other similar organizational document of such Loan Party since they were delivered to the Administrative Agent as of a specified date;

(ii) that attached thereto is a true and complete copy of a certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which such Loan Party is organized, dated reasonably near the date hereof, certifying that (A) if available, such Person has paid all franchise taxes to the date of such certificate and (B) such Person is duly organized and in good standing under the laws of such jurisdiction;

(iii) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of this Amendment or any other document delivered in connection herewith on the date hereof and on the Amendment No. 1 Effective Date and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect; and

(iv) as to the incumbency and specimen signature of each Responsible Officer executing the Amendment specified in Section 3(a) (together with a certificate of another officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to this Section 3(b)(1)(iv)); and

(3) a customary legal opinion of Kirkland & Ellis LLP, special New York, California, Texas and Illinois counsel to the Loan Parties.

(b) The effectiveness of Section 1 hereof and the obligation of each Amendment No. 1 Incremental Lender to make its Amendment No. 1 Incremental Term Loans hereunder shall be subject to the satisfaction of the following conditions precedent (the date upon which the conditions contained in this Section 3(b) shall be satisfied, the

“Amendment No. 1 Effective Date”) on or prior to 5:00 p.m., New York City time on February 28, 2017 (such time and date, the “Outside Date”):

(1) The Amendment No. 1 Acquisition (x) shall have been or substantially concurrently with the funding of the Amendment No. 1 Incremental Term Loans shall be consummated in accordance with the Acquisition Agreement without giving effect to any amendment, change, consent or supplement or waiver by Bubble Buyer or Bubble Merger Sub of any provision thereof in any manner that is materially adverse to the interests of the Amendment No. 1 Incremental Lender without the prior written consent (not to be unreasonably withheld, delayed or conditioned) of the Amendment No. 1 Incremental Lender and (y) shall constitute a Permitted Change of Control;

(2) The representations and warranties of Holdings in the Acquisition Agreement that are material to the interests of the Amendment No. 1 Incremental Lender shall be true and correct as of the Amendment No. 1 Effective Date to the extent that the failure of such representations and warranties to be true and correct would permit Bubble Buyer or Bubble Merger Sub to terminate the Amendment No. 1 Acquisition or to decline to consummate the Amendment No. 1 Acquisition;

(3) All Specified Representations shall be true and correct in all material respects on the Amendment No. 1 Effective Date, except to the extent such Specified Representation specifically refers to an earlier date, in which case it shall be true and correct in all material respects as of such earlier date (in each case, any Specified Representation that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects) and no Specified Event of Default shall have occurred and be continuing or would exist immediately after giving effect to the Amendment No. 1 Transactions to occur on the Amendment No. 1 Effective Date;

(4) Since the Balance Sheet Date (as defined in the Acquisition Agreement as in effect on the date hereof) there shall not have occurred a Material Adverse Effect (as defined in the Acquisition Agreement as in effect on the date hereof);

(5) The Administrative Agent shall have received a solvency certificate signed by the Chief Financial Officer of the Borrower certifying as to the solvency of the Borrower and its Subsidiaries, on a consolidated basis, on the Amendment No. 1 Effective Date (with the substance of such certificate to be substantially consistent with Exhibit B to the Credit Agreement mutatis mutandis);

(6) All documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, as has been reasonably requested in writing by the Administrative Agent at least ten calendar days prior to the Amendment No. 1 Effective Date, will be provided not later than the date that is three Business Days prior to the Amendment No. 1 Effective Date.

(7) All fees required to be paid to the Amendment No. 1 Arranger by Bubble Merger Sub on or prior to the Amendment No. 1 Effective Date shall have been paid and, to the extent invoiced at least two Business Days prior to the Amendment No. 1 Effective Date all expenses required to be paid pursuant to Section 4 shall have been paid.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment No. 1 Effective Date and such notice shall be conclusive and binding.

For the avoidance of doubt, if the Amendment No. 1 Effective Date does not occur prior to the Outside Date, the Amendment No. 1 Incremental Lender’s obligations hereunder shall terminate.

Section 4. Expenses. If the Amendment No. 1 Effective Date occurs, the Borrower agrees to reimburse the Administrative Agent and the Arranger for its reasonable and documented out-of-pocket expenses incurred by them in connection with this Amendment and the Amendment No. 1 Transactions, including the reasonable and documented fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent.

Section 5. Fungibility of Amendment No. 1 Incremental Term Loans. All of the parties hereto agree that the Amendment No. 1 Incremental Term Loans upon funding, will (i) be an increase in the Term Loans outstanding prior to the Amendment No. 1 Effective Date, (ii) constitute Term Loans for all purposes of the Credit Agreement, (iii) have the same terms as the Term Loans prior to the Amendment No. 1 Effective Date and (iv) together with the Term Loans outstanding prior to the Amendment No. 1 Effective Date, be treated as one Class of Term Loans. Unless otherwise required by law, the parties hereto intend to treat the Amendment No. 1 Incremental Term Loans as being fungible with the Term Loans outstanding prior to the Amendment No. 1 Effective Date for U.S. federal income tax purposes.

Section 6. Borrowing Request. All of the parties hereto agree that any Borrowing Request in respect of the borrowing of the Amendment No. 1 Incremental Term Loans requested under this Amendment may be delivered no later than 2:00 p.m., New York City time, one (1) Business Day before the date of the proposed Borrowing for such Amendment No. 1 Incremental Term Loans and that the Amendment No. 1 Incremental Term Loans shall initially constitute a pro rata increase in each outstanding Borrowing of Tranche B Term Loans.

Section 7. Reaffirmation.

(a) Each Loan Party hereby consents to the execution, delivery and performance of the Amendment and agrees that each reference to the Credit Agreement in the Loan Documents shall, on and after the Amendment No. 1 Effective Date, be deemed to be a reference to the Credit Agreement, as amended by this Amendment.

(b) Each Loan Party hereby acknowledges and agrees that, after giving effect to the Amendment, all of its respective obligations and liabilities under the Loan Documents to which it is a party, as such obligations and liabilities have been amended by the Amendment, are reaffirmed, and remain in full force and effect.

(c) Each Loan Party hereby irrevocably and unconditionally ratifies such Loan Party’s grant of security interest and pledge under the Security Documents and each Loan Document and confirms that the liens, security interests and pledges granted thereunder continue to secure the Obligations, including, without limitation, any additional Obligations resulting from or incurred pursuant to the Credit Agreement, as amended by this Amendment.

Section 8. Use of Proceeds. The Borrower covenants and agrees that it will use the proceeds of the Amendment No. 1 Incremental Term Loans to directly or indirectly finance the Amendment No. 1 Transactions.

Section 9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 10. Governing Law and Waiver of Right to Trial by Jury. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The jurisdiction and waiver of right to trial by jury provisions in Sections 10.11 and 10.15 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

Section 11. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 12. Effect of Amendment.

(a) On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, mean and are a reference to the Credit Agreement as modified by this Amendment. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

(b) The Credit Agreement, as specifically amended by this Amendment and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all of the respective Obligations of Holdings and the Borrower under the Loan Documents, in each case as the Credit Agreement is amended by this Amendment.

The execution, delivery and effectiveness of this Amendment does not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents nor constitute a waiver of any provision of any of the Loan Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

LESLIE’S POOLMART, INC., as the Borrower

By:	/s/ Steven M. Weddell
Name: Steven M. Weddell
Title: Chief Financial Officer

LESLIE’S HOLDINGS, INC., as Holdings

By:	/s/ Steven M. Weddell
Name: Steven M. Weddell
Title: Chief Financial Officer

BLACKWOOD & SIMMONS, INC. CORTZ, INC.
HOT TUB WORKS, LLC
IN THE SWIM HOLDING CORP. ITS HOLDING I CORPORATION LPM MANUFACTURING, INC. LPM SERVICE, INC.
POOL PARTS, INC. POOLCENTER.COM, INC.
RAM CHEMICAL & SUPPLY, INC.
SANDY’S POOL SUPPLY, INC. SPP HOLDING CORPORATION WAREHOUSE POOL SERVICE & CONSTRUCTION, INC. WAREHOUSE POOL SUPPLY, INC. WAREHOUSE POOLS, INC.

By:	/s/ Steven M. Weddell
Name: Steven M. Weddell
Title: Chief Financial Officer

[SIGNATURE PAGE TO INCREMENTAL AMENDMENT NO. 1]

NOMURA CORPORATE FUNDING AMERICAS, LLC, as Administrative Agent and Amendment No. 1 Incremental Lender

By:	/s/ Garrett P. Carpenter
Name: Garrett P. Carpenter
Title: Managing Director

[SIGNATURE PAGE TO INCREMENTAL AMENDMENT NO. 1]

SCHEDULE I

Amendment No. 1 Incremental Term Loans and Commitments

Amendment No. 1 Incremental Lender	Tranche B Term Loan Commitment of Amendment No. 1 Incremental Term Loans
Nomura Corporate Funding Americas, LLC	$50,000,000

Total	$50,000,000

Schedule I